EXHIBIT 4.1

SUBSCRIPTION AGREEMENT AND INVESTMENT LETTER

1.	Subscription for Stock. The undersigned (“subscriber” or “Investor”) hereby subscribes for and agrees to purchase a total of TEN THOUSAND (10,000) shares of Common Stock (the "Securities"), of Vinings Holdings, Inc., a Delaware corporation (the "Company"), at a price of $0.01/share, aggregating ONE HUNDRED Dollars ($100).

2.	No Registration. The undersigned understands that the Securities have not been and will not be registered under (i) the Federal Securities Act of 1933, as amended (the "1933 Act"), on the ground that this transaction is exempt from such registration under Section 4a(2) thereof as part of an issue not involving a public offering, any other securities law. The undersigned understands that reliance by the Company on such exemptions is predicated in part on the undersigned's representations contained in this letter.

3.	Representations and Warranties of Investor. The investor represents and warrants to, and covenants agrees with, the Company as follows:

(a)	Investment Intent. The undersigned is purchasing the Securities for the undersigned's own account, with the intention of holding such Securities for investment and not with the intention of participating, directly of indirectly, in any resale or distribution of the Securities.

(b)	Limitations on ReSale. The undersigned understands that the Company is under no obligation (i) to register the Securities under the 1933 Act, or any other state securities act or (ii) to comply with the requirements for any exemption which might otherwise be available thereunder. Further, the undersigned acknowledges that the Company has made no agreement to register the Securities under any such laws or to take action to provide for the future availability of any exemption thereunder. The undersigned understands and agrees that the Company may refuse to permit the undersigned to sell, transfer, or otherwise dispose of the Securities, unless such transfer or other disposition is made either pursuant to an effective registration statement filed pursuant to said laws, or pursuant to an applicable exemption therefrom and as to which exemption the undersigned has furnished an opinion of counsel, satisfactory to counsel for the company, to the effect that such exemption is valid and subsisting. In this regard, the under acknowledges and understands Rule 144 promulgated under the 1933 Act (which permits routine sales of limited amounts of securities in accordance with the provisions of said Rule) is not now available to the holders of the Company's securities (including the Securities) and that it is unlikely that Rule 144 will become available to the holders of the Company's securities in the foreseeable future.

(c)	Stop Transfer Instructions; Legends. The undersigned understands and agrees that stop-transfer instructions may be noted on the appropriate records of the Company, and that there will be placed on the certificates for the Securities, or any substitutions therefor, a legend stating in substance:

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SUBSCRIPTION AGREEMENT AND INVESTMENT LETTER

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or under the securities laws of any state. These securities may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of the Act and the laws of those states under which a transfer of these securities would be subject to a registration requirement or an opinion of counsel to the company is obtained stating that such disposition is in compliance with an available exemption from such registration.”

(d)	Risk Factors. The undersigned understands and acknowledges that (i) the Securities are not readily marketable, (ii) the Company has not commenced any operations, has a very limited financial history, and cannot give any assurances that it will operate profitably and (iii) there is a significant degree of risk in investing in the Securities. The undersigned is able to bear the economic risk of the loss of the undersigned's entire investment in the Securities.

(e)	Knowledge and Experience; Financial Capability and Net Worth. The undersigned has (i) such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the investment in the Securities, (ii) had such risks explained to the undersigned and has determined that such investment is suitable for the undersigned in view of the undersigned's financial circumstances and available investment opportunities, (iii) sufficient net worth and income to bear the economic risk of this investment, and (iv) no need for liquidity of the investment and no reason to anticipate any change in the undersigned's financial circumstances which may cause or require any sale, transfer or other distribution of the Securities. Further, the undersigned acknowledges that the Company has provided the undersigned access to all Company records and has answered all of the undersigned's inquiries.

4.	Representations and Warranties of the Company: The Company represents and warrants to, and covenants agrees with, the Investor as follows:

(a).	Organization and Good Standing: The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b).	The Shares: The shares to be issued to the Investor have been or will have been duly authorized by all necessary corporate and shareholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

(c)	Share Issuance Instructions: The Company shall promptly instruct its transfer agent to issue the shares to the Investor.

(d)	Share Delivery: The Company shall instruct the transfer agent of the Company to issue the shares to the Investor in Book Entry format. Following the issuance of the securities, the transfer agent shall provide the Investor with a Shareholder Statement evidencing the share issuance and ownership.

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SUBSCRIPTION AGREEMENT AND INVESTMENT LETTER

5.	Piggyback Registration Rights: ,In the event that the Company files a registration statement with the SEC, the Investor may make a written request (the “Piggy-Back Request”) that the Company include in the proposed Registration all, or a portion, of the Registrable Securities owned by the Investor. The Company will use its commercially reasonable efforts to include in any Incidental Registration all Registrable Securities which the Company has been requested to register pursuant to any timely Piggy-Back Request to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. The expenses of the registration shall be paid by the Company.

6.	Miscellaneous Provisions: The following provisions shall be.

(a)	Severability: The invalidity or unforceability of any provision of this letter shall not affect the validity or enforceability of any other provisions of this letter, which shall remain in full force and effect.

(b)	Counterparts/Electronic Signatures: This letter may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, not withstanding that all such parties are not signatories to the original or the same counterpart. Facsimile or electronically transmitted signatures shall be deemed effective as originals.

(c)	Venue: The Parties agree that any dispute concerning the interpretation, validity, or enforceability of this agreement, and any action arising from any alleged breach hereof, shall be adjudicated exclusively in State or Superior Court for the county in which Sterling's principal executive office shall be located at the time of institution of such action, or in the applicable district and division of the U.S. District Court having venue for disputes in that same county. The prevailing party in any litigation or arbitration arising out of or relating to this Agreement shall be entitled to an award of its reasonable attorneys’ fees and costs.

(d)	Authority/Capacity/Entities: Each person signing this Agreement represents and warrants that he or she has complete authority and legal capacity to enter into this Agreement on behalf of the entity for which he or she is signing, and agrees to defend, indemnify, and hold harmless all other parties if that authority or capacity is challenged.

(e)	Knowing & Voluntary Agreement: The Parties represent they have read this Agreement, understand it, voluntarily agree to its terms, and sign it freely.

(f)	Subscription Agreement Delivery: Please deliver the signed subscription agreement along with a check payable to Sandy Springs Holdings, Inc. in the amount of $100 to the following address:

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SUBSCRIPTION AGREEMENT AND INVESTMENT LETTER

Vinings Holdings, Inc.

% Coral Capital Advisors, LLC.

2030 Powers Ferry Road SE

Suite # 212

Atlanta, GA. 30339

(All Subscribers, Please sign below)	(If a Legal Entity, Please Complete)

The foregoing Subscription Agreement is hereby agreed to by the undersigned as of the ______ day of October, 2020
(printed name of legal entity)

(signature)	(form of legal entity)

(printed name)	(state of organization)

(Title or Capacity in which signing)
Social Security or Taxpayer I.D. No.
Phone:_______________________

Address Information:	Mailing Address (complete if different)

Email: ____________________

Accepted and agreed to as of

this _________ day of October, 2020

Erik S. Nelson, President

Vinings Holdings, Inc.

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